UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 19, 2004

Instinet Group Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32717	13-4134098
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

3 Times Square, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-310-9500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events and Regulation FD Disclosure.

On May 19, 2004, Instinet Group Incorporated (“Instinet”) issued a press release announcing that Margaret M. Eisen, previously elected to Instinet Group’s Board of Directors effective May 19, 2004, has decided not to join the Instinet Group Board as a result of conflicts which might jeopardize her “independence” status on other boards in which she participates. The press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Statements and Exhibits.

(c)	Exhibits

Number	Description

99.1	Press Release of Instinet Group Incorporated issued May 19, 2004: Instinet Group Board Change

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

INSTINET GROUP INCORPORATED
Registrant

Date: May 19, 2004	By:	/s/ Edward J. Nicoll
Edward J. Nicoll Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Instinet Group Incorporated issued May 19, 2004: Instinet Group Board Change